                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              PEERLESS MFG. CO.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                               PEERLESS MFG. CO.
                             2819 WALNUT HILL LANE
                              DALLAS, TEXAS 75229

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1997

To the Shareholders of
  PEERLESS MFG. CO.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peerless Mfg. Co. (the "Company") will be held at the Peerless Mfg. Co. Corporate Offices, 2819 Walnut Hill Lane, Dallas, Texas, on Thursday, the 20th day of November, 1997 at 10:00 o'clock a.m., local time, for the following purposes:

     1. To elect a Board of Directors to serve during their remaining terms and until their successors are elected and qualified;

     2. To approve an amendment to the Company's Articles of Incorporation, as amended to date, to authorize 1,000,000 shares of "blank check" preferred stock, par value $.01 per share;

     3. To approve an amendment to the Company's Articles of Incorporation, as amended to date, to increase to 10,000,000 the number of shares of the Company's Common Stock, par value $1.00, authorized for issuance; and

     4. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     The Board of Directors fixed the close of business on September 29, 1997 as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books will not be closed.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are invited to attend the meeting in person, but whether or not you plan to attend, please complete, date, sign and return the accompanying Proxy in the enclosed postage-paid self-addressed envelope. If you do attend the meeting, you may, if you wish, revoke your Proxy and vote your shares in person.

                                            By Order of the Board of Directors,

                                            KENT J. VAN HOUTEN
                                            Secretary

Dated: October 20, 1997

                               PEERLESS MFG. CO.
                             2819 WALNUT HILL LANE
                              DALLAS, TEXAS 75229

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1997
                             ---------------------

                               PROXY SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peerless Mfg. Co. (the "Company"), a Texas corporation, to be used at the Annual Meeting of the Shareholders of the Company (the "Annual Meeting"), to be held at the Company's corporate offices, 2819 Walnut Hill Lane, Dallas, Texas on Thursday, November 20, 1997, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and accompanying form of Proxy were first sent or given to shareholders is October 20, 1997.


     The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. Solicitation may be made by mail, personal contact, telephone and facsimile by officers and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians, fiduciaries and other similar parties to forward soliciting material to the Company's record shareholders and will reimburse such persons for their reasonable associated charges and expenses. The Company has engaged Corporate Investor Communications, Inc. to represent the Company in the solicitation of proxies at a cost of $4,000 plus expenses.


                          VOTING AT THE ANNUAL MEETING

     The record date for the determination of shareholders entitled to vote at the Annual Meeting and to notice thereof was the close of business on September 29, 1997 (the "Record Date"). On the Record Date, there were issued and outstanding 1,451,992 shares of Common Stock of the Company, par value $1.00 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share owned as of the Record Date on all matters presented at the meeting. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall constitute a quorum. The affirmative vote of a majority of the shares eligible to vote and actually voted at the Annual Meeting, if a quorum is present, is required for the election of directors and for action on such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof. The affirmative vote of two-thirds of the outstanding Common Stock is required for the amendments to the Company's Articles of Incorporation. The shareholders of the Company have no appraisal rights under the corporation law statute of the Company's place of incorporation, the Texas Business Corporation Act (the "TBCA"), or any other statute or regulation with respect to the proposals specified in the notice.

     Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder who is present at the meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote with respect to any matter. With respect to all matters other than the election of directors, an abstention would have the same effect as a vote against the proposal. Any shareholder of the Company has the unconditional right to revoke such shareholder's proxy at any time prior to the voting thereof by written notice of revocation to Kent J. Van Houten, Secretary, Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229, by executing a new proxy, or by attending the Annual Meeting and casting a contrary vote; however, no revocation shall be effective until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

                             ELECTION OF DIRECTORS

PROPOSAL ONE -- THE ELECTION OF DIRECTORS

     One of the purposes of the Annual Meeting is the election of directors. The number of directors expected to constitute the whole Board following the Annual Meeting is five. Unless a shareholder indicates to the contrary, the proxies named in the enclosed Proxy card will vote such shareholder's shares for the election as directors of the nominees named below, all of whom are currently directors of the Company. Each of the director nominees has held the position listed below his name or a similar position with the same organization for at least the past five years. The election of directors requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting, if a quorum is present at the Annual Meeting. Although it is not contemplated that any nominee will decline or be unable to serve, the proxies will be voted by the proxy holders, in their discretion, for another person, or for a lesser number of persons, if such a contingency should arise.


     On May 21, 1997, in accordance with the TBCA, the Board of Directors amended the Company's bylaws to provide for a classified board. The Board of Directors will consist of three classes, with one director serving in Class I, and two directors serving in each of Classes II and III. Each nominee will be elected for the term indicated or until his successor has been duly elected and qualified. If elected, the Class I Director's term will expire at the 1998 Annual Meeting of Shareholders; the Class II Directors' terms will expire at the 1999 Annual Meeting of Shareholders; and the Class III Directors' terms will expire at the 2000 Annual Meeting of the Shareholders. Upon expiration of their respective terms, each class of directors will thereafter be elected for three-year terms. The Board of Directors' nominees and their respective classes are:


Class I:

     David D. Battershell, 71 -- Consulting Engineer, and a director of the Company since Fiscal 1980.

Class II:

     Bernard S. Lee, 62 -- President, Institute of Gas Technology. Mr. Lee is also a director of NUI Corporation and National Fuel Gas Company. Mr. Lee has been a director of the Company since Fiscal 1982.

     Joseph V. Mariner, Jr., 77 -- Investments. Mr. Mariner is also a director of El Chico Restaurants, Inc., Renters Choice, Inc. and Temtex Industries, Inc. Mr. Mariner has been a director of the Company since Fiscal 1980.

Class III:


     Sherrill Stone, 61 -- Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Stone has served as a director of the Company since Fiscal 1985.


     Donald A. Sillers, Jr., 71 -- Investments. Mr. Sillers is the former Chairman of the Board and Chief Executive Officer of the Company and has served as a director of the Company since Fiscal 1970.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is responsible for reviewing the scope of the audit by the independent auditors, reviewing the management letter received from the auditors and recommending changes in the Company's internal accounting controls. The Compensation Committee is responsible for recommending to the full Board of Directors salaries and bonuses for the Company's key employees. Both the Audit Committee and the Compensation Committee in Fiscal 1997 were comprised of Messrs. Battershell, Lee, Sillers and Mariner. The Board of Directors does not have a nominating committee.

     During Fiscal 1997, the Board of Directors held eight meetings, the Audit Committee held one meeting and the Compensation Committee held one meeting. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and any meetings held by any committee on which that director served. Directors who are not also employees of the Company are paid $1,250 per quarter, plus $500 for each board or board committee meeting attended.

     THE BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE "FOR" EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS SET FORTH ABOVE.

                    AUTHORIZE "BLANK CHECK" PREFERRED STOCK

PROPOSAL TWO -- AUTHORIZE "BLANK CHECK" PREFERRED STOCK

     The Board of Directors deems it advisable that the Articles of Incorporation be amended, subject to approval by the shareholders, to authorize 1,000,000 shares of "blank check" preferred stock, par value $.01 ("Preferred Stock"). Approval of the amendment to the Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding shares of Common Stock entitled to vote at the annual meeting of shareholders. Abstention from voting on the proposal will have the same effect as voting against the proposal.

     The Board of Directors unanimously recommends a vote FOR approval of the amendment of Article 6 of the Company's Articles of Incorporation.

     In the event that both Proposal No. 2 and Proposal No. 3 are approved,
Article 6 of the Company's Articles of Incorporation will read as follows:


     "The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is eleven million (11,000,000) consisting of ten million shares of Common Stock of the par value of One Dollar ($1.00) and one million shares of Preferred Stock of the par value of One Cent ($.01) per share. The Board of Directors shall have authority to establish series of unissued shares of any class by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the articles of incorporation."


     In the event Proposal No. 2 is approved and Proposal No. 3 is not approved,
Article 6 of the Company's Articles of Incorporation will read as follows:


     "The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is five million (5,000,000) consisting of four million shares of Common Stock of the par value of One Dollar ($1.00) and one million shares of Preferred Stock of the par value of One Cent ($.01) per share. The Board of Directors shall have authority to establish series of unissued shares of any class by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the articles of incorporation."



     The proposed amendment would vest in the Board of Directors the authority to designate one or more series of Preferred Stock. Such provisions are often referred to as "blank check" provisions, as they give the Board of Directors the flexibility, at any time or from time to time, without further shareholder approval, to create one or more series of Preferred Stock and to determine the designations, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights, (iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series. If the proposed amendment is approved by the shareholders, it will become effective upon filing and recording a certificate of amendment to the Articles of Incorporation or Restated Articles of Incorporation as required by the TBCA.


     The Board of Directors believes that amending the Articles of Incorporation to permit the Board to authorize the issuance of up to 1,000,000 shares of "blank check" preferred stock provides the Company with the flexibility to address potential future financing needs by creating a series of Preferred Stock customized to meet the needs of any particular transaction and to market conditions. The Company also could issue Preferred Stock for other corporate purposes, such as to implement joint ventures or to make acquisitions. In addition, while the proposed amendment to authorize "blank check" preferred stock is not designed to deter or to prevent a change in control, under certain circumstances, the Company could use the Preferred Stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company's management. In addition, the issuance of additional Preferred Stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the Board of Directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company does not currently have any plans, agreements, commitments or understandings with respect to the issuance of Preferred Stock. Although the Company is not currently considering the issuance of Preferred Stock or any such financing or transaction and has no present intention to issue any series of Preferred Stock, the Board believes that the Company should have the flexibility to issue Preferred Stock.


     If any series of Preferred Stock authorized by the Board provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over the Common Stock as to the payment of such dividends. In addition, if any series of Preferred Stock authorized by the Board so provides, in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each such series of the then outstanding Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could therefore result in a reduction in the assets available for distribution to the holders of Common Stock in the event of liquidation of the Company. Holders of Common Stock do not have any preemptive rights to acquire Preferred Stock or any other securities of the Company.

THE BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION AUTHORIZING 1,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK.

          INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

PROPOSAL THREE -- INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK


     The Company's Articles of Incorporation as amended to date (the "Articles of Incorporation") presently authorize the issuance of 4,000,000 shares of Common Stock. As of June 30, 1997, 1,451,992 shares of Common Stock were issued and outstanding and no shares of Common Stock were held in treasury. There are 98,750 shares reserved for issuance under the Company's 1995 Stock Option and Restricted Stock Plan (the "Plan"), leaving a balance of 2,449,258 authorized, unissued, and unreserved shares of Common Stock.


     The Board of Directors deems it advisable that the Articles of Incorporation be further amended, subject to approval by the shareholders, to increase the number of shares of authorized Common Stock to 10,000,000. Approval of the amendment to the Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding shares of Common Stock entitled to vote at the annual meeting of shareholders. Abstention from voting on the proposal will have the same effect as voting against the proposal.

     The Board of Directors unanimously recommends a vote FOR approval of the amendment of Article 6 of the Company's Articles of Incorporation.

     In the event that both Proposal No. 2 and Proposal No. 3 are approved,
Article 6 of the Company's Articles of Incorporation will read as follows:

     "The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is eleven million (11,000,000) consisting of ten million shares of Common Stock of the par value of

     One Dollar ($1.00) and one million shares of Preferred Stock of the par value of One Cent ($.01) per share." The Board of Directors shall have authority to establish series of unissued shares of any class by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the articles of incorporation."


     In the event Proposal No. 2 is not approved and Proposal No. 3 is approved,
Article 6 of the Company's Articles of Incorporation will read as follows:

     "The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is ten million (10,000,000) consisting of ten million shares of Common Stock of the par value of One Dollar ($1.00) per share."

     The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the Common Stock now issued. There are no preemptive rights relating to the Common Stock. If the proposed amendment is approved by the shareholders, it will become effective upon filing and recording a certificate of amendment to the Articles of Incorporation or Restated Articles of Incorporation as required by the TBCA.


     Although the Company has no present plans, agreements or understandings regarding the issuance of the proposed additional authorized shares of Common Stock, the Board of Directors believes that adoption of the amendment is advisable because it will provide the Company with greater flexibility in connection with possible future financing transactions, acquisitions of other products or businesses, stock dividends or splits, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares available will, subject to applicable law and rules of any exchange or market on which the Common Stock is traded, give the Company the ability to issue shares without the expense and delay of shareholder action to approve an amendment to the Articles of Incorporation. Such a delay could deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's shares. Except as otherwise required by applicable law or the rules of any exchange or market on which the Common Stock is traded, authorized but unissued shares of Common Stock may be issued at such time, for such purposes and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by shareholders.


     Since the issuance of additional shares of Common Stock, other than on a pro rata basis to all current stockholders, would dilute the ownership interest of a person seeking to obtain control of the Company, such issuance could be used as an anti-takeover device to discourage a change in control of the Company by making it more difficult or costly. The Company could also privately place such shares with purchasers who might favor the Board of Directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control or otherwise as an anti-takeover device.

     THE BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION AUTHORIZING THE INCREASED NUMBER OF SHARES OF COMMON STOCK.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of the Record Date, concerning each nominee for director, the named executive officers, and certain beneficial owners regarding beneficial ownership of the Company's Common Stock. Mr. Sillers, Quest Advisory Corp. and Cannell Capital Management are the only persons or entities known by the Company to beneficially own more than 5% of the Common Stock as of such date.


                                                                SHARES OF         PERCENT OF
                                                               COMMON STOCK         COMMON
                           NAME                             BENEFICIALLY OWNED      STOCK
                           ----                             ------------------    ----------
Sherrill Stone(1).........................................        25,858              1.8%
Donald A. Sillers, Jr.(2).................................       110,188              7.6%
David D. Battershell(3)...................................         7,100                *
Bernard S. Lee(4).........................................         4,100                *
Joseph V. Mariner, Jr.(5).................................         1,850                *
G. D. Cornwell(6).........................................         9,750                *
Edward Perry(7)...........................................         3,250                *
Quest Advisory Corp.(8)...................................       110,900              7.6%
Cannell Capital Management(9).............................        85,600              5.9%
All Directors and Officers as a Group (eight persons
  including those named above)............................       162,846             11.2%


---------------

*  Less than 1%.


(1) Includes 2,500 stock options that are exercisable within 60 days of this Proxy Statement. Does not include 150 shares owned of record by Mrs. Jo Ann Stone, Mr. Stone's wife, as to which shares Mr. Stone disclaims any beneficial interest.



(2) Includes 26,000 shares owned of record by Mr. Sillers as sole trustee of a trust, the income from which is payable for life to Mr. Sillers and his wife, remainder to their children and 500 stock options that are exercisable within 60 days of this Proxy Statement. Does not include 939 shares owned of record by Mrs. Virginia Sillers, Mr. Sillers' wife, as to which shares Mr. Sillers disclaims any beneficial interest.



(3) Includes 500 stock options that are exercisable within 60 days of this Proxy Statement.



(4) Includes 500 stock options that are exercisable within 60 days of this Proxy Statement. Does not include 3,000 shares owned of record by Mrs. Pauline Lee, Mr. Lee's wife, as to which shares Mr. Lee disclaims any beneficial interest.



(5) Includes 500 stock options that are exercisable within 60 days of this Proxy Statement.



(6) Includes 1,250 stock options that are exercisable within 60 days of this Proxy Statement.



(7) Includes 1,250 stock options that are exercisable within 60 days of this Proxy Statement.



(8) Based on a 13(g) filing dated February 4, 1997, Quest Advisory Corp., Quest Management Company and Charles M. Royce, controlling person of Quest Advisory Corp. and Quest Management Company, are deemed the beneficial owners of 110,900 shares of Common Stock.



(9) Based on a 13(d) filing dated June 11, 1997, Cannell Capital Management is deemed the beneficial owner of 85,600 shares of Common Stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid during its fiscal year ended June 30, 1997 to the Company's Chief Executive Officer and its most highly compensated executive officers whose total annual salaries and bonuses during fiscal 1997 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                       ------------------------------------------------
                                      ANNUAL COMPENSATION                       AWARDS                   PAYOUTS
                             --------------------------------------    ------------------------    --------------------
                                                             OTHER                   SECURITIES
                                                            ANNUAL     RESTRICTED    UNDERLYING               ALL OTHER
                                                            COMPEN-      STOCK        OPTIONS/      LTIP       COMPEN-
        PRINCIPAL            FISCAL    SALARY     BONUS     SATION      AWARD(S)       SAR'S       PAYOUTS     SATION
         POSITION             YEAR       ($)      ($)(1)    ($)(2)       ($)(3)        (#)(4)        ($)       ($)(5)
        ---------            ------    -------    ------    -------    ----------    ----------    -------    ---------
Sherrill Stone                1997     171,693      None     None        None          N/A           N/A         3,434
  Chairman, CEO &             1996     168,000     8,716     None        None         10,000         N/A         3,360
  President                   1995     164,480    10,878     None       33,750         N/A           N/A         3,290
Dayle B. Ellis                1997     140,990      None     None        None          N/A           N/A         2,161
  Executive Vice              1996      92,500     5,684     None        None         5,000          N/A         1,850
  President & COO(6)          1995      92,541     7,095     None       33,750         N/A           N/A         1,743
Edward Perry                  1997     117,942      None     None        None          N/A           N/A         2,315
  Vice President              1996     115,750     6,063     None        None         5,000          N/A         2,315
                              1995     113,946     7,568     None       33,750         N/A           N/A         2,268
G.D. Cornwell                 1997     103,723      None     None        None          N/A           N/A         2,074
  Vice President              1996     101,600     6,063     None        None         5,000          N/A         2,032
                              1995     104,692     7,568     None       33,750         N/A           N/A         1,982

---------------

(1) Bonuses are paid in the fiscal year following the fiscal year in which earned.

(2) The aggregate value of Other Annual Compensation paid does not exceed the lesser of $50,000 or 10% of the salary and bonuses paid to the executive officers named above.

(3) Restricted stock awards are valued at the closing market price of the Common Stock as of the date of grant. Dividends are paid on restricted shares at the same rate paid to all shareholders. The Company's Restricted Stock Plan is discussed in the "Board Compensation Committee Report on Executive Compensation -- 1995 Stock Option and Restricted Stock Plan" section.

(4) Amounts shown give effect to grants under the 1995 Stock Option and Restricted Stock Plan.

(5) Amounts shown represent contributions made by the Company on behalf of the named executive officers to the Peerless Mfg. Co. Retirement Savings Plan Trust, a defined contribution plan defined under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(6) Mr. Ellis' employment with the Company was voluntarily terminated on April 17, 1997.

                     OPTION GRANTS DURING 1997 FISCAL YEAR

     There were no options granted during Fiscal 1997 to the Named Executive Officers. In Fiscal 1997, 2,000 Common Stock options (500 Common Stock options for each non-employee director) were granted, all of which were immediately exercisable, and 500 common stock options were given to an employee which vests 25% ratably over the first four years of its 10-year exercise period.

                    OPTION EXERCISES IN 1997 FISCAL YEAR AND

               FISCAL YEAR ENDED JUNE 30, 1997 OPTION VALUE TABLE


                                                                                     VALUE OF UNEXERCISED
                                                         NUMBER OF OPTIONS           IN-THE-MONEY OPTIONS
                                                             AT FY-END                     AT FY-END
                             SHARES                        JUNE 30, 1997                 JUNE 30, 1997
                            ACQUIRED      VALUE                 (#)                           ($)
                           ON EXERCISE   REALIZED   ---------------------------   ---------------------------
          NAME                 (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------   -----------   -------------   -----------   -------------
Sherrill Stone...........         0            0       2,500          7,500          3,750         11,250
Dayle B. Ellis...........     1,250      $14,844           0              0              0              0
Edward Perry.............         0            0       1,250          3,750          1,875          5,625
G. D. Cornwell...........         0            0       1,250          3,750          1,875          5,625

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is composed of Messrs. Battershell, Lee, Sillers and Mariner, the four independent outside directors of the Company. No Compensation Committee interlocks existed and no insiders participated in Compensation Committee decisions in Fiscal 1997.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for setting the annual base compensation and bonus levels and administering the restricted stock program for the Company's employees, including its executive officers. Its recommendations are subject to final approval by the Board of Directors. The Company believes that the key to a successful executive compensation program is in setting aggressive business goals by integrating the program with the Company's annual and strategic planning and evaluation processes and by comparing the Company's results against industry performance levels. The Company's achievements during the past fiscal year, as well as the individual achievements of its various business units and divisions, are taken into account in making executive compensation determinations. In addition, the Company recognizes that it competes in an increasingly competitive environment, and executive compensation therefore must also take into account the Company's performance as compared to that of other companies in the industry or in similar industries. The Compensation Committee also evaluates on an annual basis the Company's corporate performance, revenues and share performance with respect to a broader group of companies, such as the Standard & Poor's 500.

  Annual Base Compensation

     Annual base compensation awarded in any particular fiscal year to each of the Company's executive officers is based upon the following factors: corporate performance of the Company during the prior year, performance of the divisions within the Company for which the executive officer is responsible, and a more subjective evaluation of the executive officer's personal performance. The evaluation of the Company's corporate performance is directly linked to the Company's profitability during the period, and therefore is based upon the value of the stock of the Company. In making this determination, the Compensation Committee reviews the Company's percentage growth in earnings per share over the prior year, and the Company's overall return on equity for that period. The Compensation Committee believes that these two factors are the primary determinants of stock price over time. The Compensation Committee next reviews the profit performance of the individual divisions for which the executive officer is responsible. Finally, the Compensation Committee determines the personal rating for each executive officer, which is based upon such qualitative factors as the achievement of certain financial objectives and specific organizational and management goals for that officer. Annual base compensation for the Company's Chief Executive Officer is determined in the same manner as for the Company's other executive officers, except that the Compensation Committee does not review or evaluate any particular division's performance, but looks to the Company as a whole in determining corporate performance relevant to the Chief Executive Officer's compensation. Additionally, the Company and the Chief Executive Officer entered into an Employment Agreement in 1994 which provides that, under certain circumstances, the Company will pay the Chief Executive Officer ninety percent of his annual base compensation for three years as severance pay.

     The Committee also recognizes that in order to attract and retain the highest quality executive officers, its base compensation must be competitive when compared to that paid by companies in similar industries and in comparable geographic areas. Accordingly, the Compensation Committee periodically reviews the executive compensation paid by such companies.

  Annual Bonus Plans

     The Company has an incentive bonus plan pursuant to which certain key employees, including the named executive officers, are selected annually by the Compensation Committee to earn a cash bonus based upon the after-tax profitability of the Company. This plan requires that the Company achieve a specific after-tax return on beginning-of-year equity, after which bonuses may be paid out. The available bonus pool for the Company is calculated on earnings in excess of the base level.

     Once the total bonus pool is calculated, it is distributed to participants in the plan in accordance with pre-determined percentages as set by the Compensation Committee annually. The determination of the bonus level awarded to the Company's Chief Executive Officer is made in the same manner as that of the Company's other executive officers. The bonuses paid in Fiscal 1997 to the executive officers are set forth in the Summary Compensation Table.

     The Compensation Committee also recommended that an additional discretionary bonus pool of $20,000 be established, to be used by the President for the purpose of recognizing certain outstanding contributions made by any employee, including the named executive officers, but excluding the President. Awards under this plan may be made in order to recognize new product inventions or improvements, ideas for major manufacturing cost reductions, originations of large and profitable orders or for other purposes. No awards were made from this bonus pool to the executive officers named in the Summary Compensation Table in Fiscal 1997.

  1985 Restricted Stock Plan

     The Board of Directors adopted the 1985 Restricted Stock Plan (the "1985 Plan") to attract, motivate and retain qualified employees. The 1985 Plan was approved by the Company's shareholders on November 13, 1985 and became effective as of December 13, 1985. The 1985 Plan is administered by the Board of Directors, which delegates to the Compensation Committee its power to determine which employees should be awarded restricted stock pursuant to the plan. Under the terms of the 1985 Plan, the Company may grant up to an aggregate of 75,000 shares of restricted Common Stock to any employee or employees. Employees receiving restricted stock do not pay for such stock; however, certain ownership restrictions are placed upon the stock on the date of its issuance which lapse within five years after such issuance. Dividends are paid to the employee on restricted shares during the restriction period.

     During Fiscal 1997, the Company made distributions of 8,000 shares of restricted stock pursuant to the 1985 Plan. Subsequent to the distribution and before the fiscal year end, 3,000 shares were returned upon an employee's voluntary termination from the Company and forfeiture of this grant. As of June 30, 1997, following grants were outstanding to the executive officers named in the Summary Compensation Table, with the restrictions thereon lapsing on the dates indicated:

                                                 LAPSE     NUMBER OF    VALUE OF SHARES AT
                NAMED OFFICER                    DATE       SHARES       GRANT ISSUE DATE
                -------------                   -------    ---------    ------------------
Sherrill Stone................................  1/17/98      1,000           $11,250
Edward Perry..................................  1/17/98      1,000           $11,250
G. D. Cornwell................................  1/17/98      1,000           $11,250

1995 STOCK OPTION AND RESTRICTED STOCK PLAN


     The Board of Directors adopted the 1995 Stock Option and Restricted Stock Plan (the "1995 Plan") to attract, motivate and retain qualified employees. The 1995 Plan was approved by the Company's shareholders on November 21, 1996 and became effective immediately thereafter. The 1995 Plan is administered by the Board of Directors, which delegated to certain members of the Compensation Committee, Messrs. Battershell, Lee and Mariner, acting as the Stock Option Committee (the "Stock Option Committee"), its power to determine which employees should be awarded restricted stock pursuant to the plan. From time to time, the Chief Executive Officer of the Company will recommend to the Stock Option Committee individuals he believes should be subject to such Option or grant, and, with respect to any recommended Option, whether the Option should be a qualified or nonqualified option. The Stock Option Committee will consider, but need not accept, the Chief Executive Officer's grant recommendations. Each non-employee director of the Company or its subsidiaries will receive nonqualified options to purchase 500 shares of Common Stock on the date that the shareholders approve the Plan and on the date of the Company's annual shareholder's meeting for each following year that such director serves on the Board.


     Under the terms of the 1995 Plan, the Company may provide options or grant up to an aggregate of 100,000 shares of restricted common stock to any employees or non-employee directors.

     The Stock Option Committee will determine the number and the exercise price of the Options, and the time or times that the Options become exercisable, provided that an Option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of an Option will also be determined by the Stock Option Committee, provided that the term of a qualified Option may not exceed 10 years.

     The Stock Option Committee may grant shares of Restricted Stock without requiring the payment of cash consideration for such shares. Currently, there are no grants awarded under this plan.

     In Fiscal 1997, 500 common stock options were given to each non-employee director which were immediately exercisable, and 500 common stock options were given to an employee which vests 25% ratably over the first four years of its 10 year exercise period.

     This Report is submitted by the members of the Compensation Committee.

                                            DAVID D. BATTERSHELL
                                            BERNARD S. LEE
                                            JOSEPH V. MARINER, JR.
                                            DONALD A. SILLERS, JR.

     This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this Report by reference.

CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return over a five-year period, assuming $100 invested at June 28, 1992 in each of (i) Peerless Mfg. Co. common stock, (ii) the Dow Jones Industrial Average and (iii) a peer group consisting of manufacturers in the industrial sector providing industrial and commercial services to other commercial enterprises. Total shareholder return is based on the increase in the price of the common stock with dividends reinvested.

     The stock price performance depicted in the Corporate Performance Graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 6/30/92)


                                   [GRAPH]

----------------------------------------------------------------------------------
                            6/30/92   6/30/93   6/30/94  6/30/95  6/30/96  6/30/97
----------------------------------------------------------------------------------
Peerless Mfg. Co.           $100.00   $ 75.34   $ 96.09  $109.29  $113.31  $118.43
----------------------------------------------------------------------------------
DJ Industrial Average       $100.00   $105.95   $109.23  $137.29  $170.40  $231.21
----------------------------------------------------------------------------------
DJ Diversified Industrial   $100.00   $120.12   $124.52  $148.04  $185.65  $252.67
----------------------------------------------------------------------------------


Source: Carl Thompson Associates www.ctaonline.com (303) 494-5472. Data from
        Bloomberg Financial Markets

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") (and, if such security is registered on a national securities exchange, also with the exchange). Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of Forms 3, 4 and 5 furnished to the Company or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended June 30, 1997, its officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them; except for one late filing on Form 4 by Donald A. Sillers. This late filing resulted in two transactions not being reported on a timely basis.

                                    AUDITORS


     Grant Thornton has audited the Company's financial statements since Fiscal 1970 and has been selected to act in that capacity for the ensuing fiscal year. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will respond to shareholder questions raised during the meeting.


                             SHAREHOLDER PROPOSALS

     A proper proposal submitted by a shareholder of the Company for presentation at the Company's 1998 Annual Meeting of Shareholders and received at the Company's executive office not earlier than May 23, 1998 and not later than June 22, 1998 will be included in the Company's Proxy Statement and form of Proxy relating to such Annual Meeting.

                                 OTHER MATTERS

     Neither management nor the Board of Directors knows of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting or any adjournments thereof, however, the proxies in the enclosed form confer upon the persons entitled to vote the shares represented by such proxies discretionary authority to vote thereon in accordance with their best judgment in the interest of the Company.

     UPON WRITTEN REQUEST TO THE UNDERSIGNED, C/O PEERLESS MFG. CO., 2819 WALNUT HILL LANE, DALLAS, TEXAS 75229, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                            By Order of the Board of Directors,

                                                     KENT J. VAN HOUTEN
                                                         Secretary

Dallas, Texas
October 20, 1997

                              FRONT OF PROXY CARD



                               PEERLESS MFG. CO.
                BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
           OF SHAREHOLDERS AT 10:00 A.M. THURSDAY, NOVEMBER 20, 1997
                  2819 WALNUT HILL LANE, DALLAS, TEXAS  75229

                  -------------------------------------------

                         ----------------------------

         The undersigned shareholder of Peerless Mfg. Co. (the "Company") hereby appoints Sherrill Stone and Kent J. Van Houten or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

         Proposal Number 1: The election of each of the nominees to the class indicated:

             Election of David D. Battershell as Class I Director.

         -----------------------------------------------------------------------

             FOR nominee                                WITHHOLD AUTHORITY
                                               [ ]      to vote for nominee               [ ]


         -----------------------------------------------------------------------

             Election of Bernard S. Lee and Joseph V. Mariner, Jr. as Class II Directors.

         -----------------------------------------------------------------------

             FOR all nominees (except as                WITHHOLD AUTHORITY
             provided to the contrary below)   [ ]      to vote for all nominees          [ ]


             (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name here):

         -----------------------------------------------------------------------

             Election of Sherrill Stone and Donald A. Sillers, Jr. as Class III Directors.

         -----------------------------------------------------------------------

             FOR all nominees (except as                WITHHOLD AUTHORITY
             provided to the contrary below)   [ ]      to vote for all nominees          [ ]


             (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name here):

         -----------------------------------------------------------------------

         Proposal 2: Approval of an amendment to the Company's Articles of Incorporation to authorize 1,000,000 shares of "blank check" preferred stock, par value $.01 per share.

                   [ ] FOR             [ ] AGAINST      [ ] ABSTAIN
          --------------------------------------------------------------------

         Proposal 3: Approval of an amendment to the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock of the Company to 10,000,000.

                   [ ] FOR             [ ] AGAINST      [ ] ABSTAIN
          --------------------------------------------------------------------

             In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

               (Continued and to be signed on the reverse side)

                               BACK OF PROXY CARD



                         (Continued from reverse side)



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO PROPOSALS 1, 2 AND 3 THIS PROXY WILL
BE VOTED "FOR" SUCH PROPOSAL. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (6). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.


         Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated October 20, 1997, is hereby acknowledged.

                                        Dated:____________________________, 1997


                                        --------------------------------------

                                        --------------------------------------
                                            (Signature(s) of Shareholder(s))

                                        (Joint owners must EACH sign.  Please
                                        sign EXACTLY as your name(s) appear(s)
                                        on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

                                        PLEASE SIGN, DATE AND MAIL TODAY.





                                       17